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                                                                       EXHIBIT 2

                             LASALLE MASTER TRUST

                                    BY-LAWS

                                   ARTICLE 1

                   DECLARATION OF TRUST AND PRINCIPAL OFFICE

     1.1  Declaration of Trust.  These By-Laws shall be subject to the
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Declaration of Trust, as from time to time in effect (the "Declaration of
Trust"), of the above named Delaware business trust (the "Trust") established by the Declaration of Trust.

     1.2  Principal Office of the Trust.
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     The principal office of the Trust shall be located at 100 East Pratt
Street, Baltimore, Maryland 21202.

                                   ARTICLE 2

                             MEETINGS OF TRUSTEES

     2.1  Regular Meetings.  Regular meetings of the Trustees may be held
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without call or notice at such places and at such times as the Trustees from time to time may determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     2.2  Special Meetings.  Special meetings of the Trustees may be held at any
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time and at any place designated in the call of the meeting when called by the
President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3  Notice of Special Meetings.  It shall be sufficient notice to a
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Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
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     2.4  Notice of Certain Actions by Consent.  If in accordance with the
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provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

                                   ARTICLE 3

                                   OFFICERS

     3.1  Enumeration; Qualification.  The officers of the Trust shall be a
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President, a Treasurer, a Secretary and such other officers, if any, as the
Trustees from time to time may in their discretion elect. The Trust also may have such agents as the Trustees from time to time may in their discretion appoint. Officers may, but need not, be Trustees or Interestholders. Any two or more offices may be held by the same person.

     3.2  Election.  The President, the Treasurer and the Secretary shall be
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elected by the Trustees upon the occurrence of any vacancy in any such office.
Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

     3.3  Tenure.  The President, Treasurer and Secretary shall hold office in
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each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4  Powers.  Subject to the other provisions of these By-Laws, each
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officer shall have, in addition to the duties and powers herein and in the
Declaration of Trust set forth, such duties and powers as commonly are incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation or such other duties and powers as the Trustees may from time to time designate.

     3.5  President.  Unless the Trustees otherwise provide, the President shall
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preside at all meetings of the Interestholders and of the Trustees. Unless the
Trustees otherwise provide, the President shall be the chief executive officer.

     3.6  Treasurer.  The Treasurer shall be the chief financial and accounting
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officer of the Trust, and, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

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     3.7  Secretary.  The Secretary shall record all proceedings of the
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Interestholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Interestholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     3.8  Resignations and Removals.  Any Trustee or officer may resign at any
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time by written instrument signed by him or her and delivered to the President or Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4

                                  COMMITTEES

     4.1  Appointment.  The Trustees may appoint from their number an Executive
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Committee and other committees.  Except as the Trustees otherwise may determine, any such committee may make rules for conduct of its business.

     4.2  Quorum; Voting.  A majority of the members of any committee of the
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Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present).

                                   ARTICLE 5

                                    REPORTS

     The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

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                                   ARTICLE 6

                                  FISCAL YEAR

     The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Board of Trustees.

                                   ARTICLE 7

                                     SEAL

     The seal of the Trust shall consist of a flat-faced die with the word "Delaware", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and in its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8

                              EXECUTION OF PAPERS

     Except as the Trustees generally or in particular cases may authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

                                   ARTICLE 9

                             ISSUANCE OF INTERESTS

     9.1  Sale of Interests.  Except as otherwise determined by the Trustees,
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the Trust will issue and sell for cash or securities from time to time, full and fractional shares of beneficial interest (the "Interests"), such Interests to be issued and sold at a price of not less than the net asset value per Interest as from time to time determined in accordance with the Declaration of Trust and these By-Laws and, in the case of fractional Interests, at a proportionate reduction in such price. In the case of Interests sold for securities, such securities shall be valued in accordance with the provisions for valuing assets of the Trust as stated in the Declaration of Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

     9.2  Interest Certificates.  In lieu of issuing certificates for Interests,
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the Trustees or the transfer agent either may issue receipts therefor or may keep accounts upon the

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books of the Trust for the record holders of such Interests, who shall in either case, for all purposes hereunder, be deemed to be the holders of certificates for such Interests as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees at any time may authorize the issuance of certificates for Interests. In that event, each Interestholder shall be entitled to a certificate stating the number of Interests owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

     9.3  Loss of Certificates.  The Trust, or if any transfer agent is
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appointed for the Trust, the transfer agent with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the Interests of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

     9.4  Discontinuance of Issuance of Certificates.  The Trustees at any time
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may discontinue the issuance of certificates for Interests and by written notice to each Interestholder, may require the surrender of certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Interests in the Trust.

                                  ARTICLE 10

                                INDEMNIFICATION

     10.1 Indemnification.  The Trust shall provide indemnification as set
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forth in the Declaration of Trust.

     10.2 Procedure for Indemnification.  Any indemnification under this
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Article (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the Trustee, director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

               1. By the Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or

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               2.  If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, or

               3.  By the Interestholders.

    10.3  Expenses.  Expenses incurred in defending a civil or criminal action,
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suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Trustee, director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Trustees deems appropriate.

    10.4  Exclusivity, Etc.  The indemnification and advancement of expenses
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provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Interestholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                  ARTICLE 11

                                INTERESTHOLDERS

    11.1  Meetings.  A meeting of the Interestholders shall be called by the
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Secretary whenever ordered by the Trustees, or requested in writing by the holder or holders of at least 10% of the outstanding Interests entitled to vote at such meeting. If the meeting is a meeting of the Interestholders of one or more series or classes of Interests, but not a meeting of all Interestholders of the Trust, then only the Interestholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than five days to call such meeting, the Trustees, or the Interestholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

    11.2  Access to Interestholder List.  Interestholders of record may apply to
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the Trustees for assistance in communicating with other Interestholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more Interestholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate Interests having a net asset value of at least $25,000 or at least l% of the outstanding Interests, whichever is less, so apply, the Trustees shall within five business days either:

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               (i)  afford to such applicants access to a list of names and addresses of all Interestholders as recorded on the books of the Trust; or

               (ii) inform such applicants of the approximate number of Interestholders of record and the approximate cost of mailing material to them and, within a reasonable time thereafter, mail materials submitted by the applicants to all such Interestholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

    11.3  Record Dates.  For the purpose of determining the Interestholders of
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any series or class who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees from time to time may fix a time, which shall be not more than 90 days before the date of any meeting of Interestholders or the date of payment of any dividend or of any other distribution, as the record date for determining the Interestholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Interestholders of record on such record date shall have such right notwithstanding any transfer of Interests on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

    11.4  Place of Meetings.  All meetings of the Interestholders shall be held
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at the principal office of the Trust or at such other place as shall be designated by the Trustees or the President of the Trust.

    11.5  Notice of Meetings.  A written notice of each meeting of
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Interestholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each Interestholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such Interestholder at his address as it appears in the records of the Trust. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated the Trustees. No notice of any meeting of Interestholders need be given to a Interestholder if a written waiver of notice, executed before or after the meeting by such Interestholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

    11.6  Ballots.  No ballot shall be required for any election unless
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requested by an Interestholder present or represented at the meeting and entitled to vote in the election.

    11.7  Proxies.  Interestholders entitled to vote may vote either in person
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or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by

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their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                                  ARTICLE 12

                           AMENDMENTS TO THE BY-LAWS

     These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.


Dated: September 18, 1997.

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